UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

UNITED DOMINION REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:       (720) 283-6120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

      We included the following earnings guidance in our September 7, 2004 press release referenced in Item 8.01 of this report:

“EARNINGS GUIDANCE

The Company believes that financial results for 2004 and 2005 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Given current expectations and judgment, the Company is confirming its guidance for 2004 FFO at a range of $1.52 to $1.56 per share (diluted). Management estimates that recurring capital expenditures for 2004 will be $490 per apartment home, or $0.26 per diluted share. The Company’s guidance for 2005 FFO will be discussed in more detail on our Third Quarter 2004 Earnings Call on October 26th. Detailed assumptions for the Company’s guidance can be found on our website at www.udrt.com.”

ITEM 8.01. Other Events.

      On September 7, 2004, we issued a press release announcing $1.1 billion of transactions with Southern California to become our largest market. The text of the press release, excluding the earnings guidance which we have included in Item 7.01 of this report, is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release Dated September 7, 2004

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

Date: September 7, 2004	/s/ Christopher D. Genry

Christopher D. Genry
Executive Vice President and
Chief Financial Officer

2

Exhibit Index

Exhibit No.	Description
99.1	Press Release Dated September 7, 2004

3